Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this AnnualReport of Cheval Resources Corporation (the “Company”) on Form 10-K for the period March 2, 2011 (date of inception) through December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I, Rory O’Dare, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Report on Form 10-K for the period March 2, 2011 (date of inception) through December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Report on Form 10-K for the period March 2, 2011 (date of inception) through December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Cheval Resources Corporation.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 22nd day of March, 2012.

/s/ Rory O’Dare

_________________________

Rory O’Dare

Chief Executive Officer

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to CHEVAL RESOURCES CORPORATION and will be retained by CHEVAL RESOURCES CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.